As filed with the Securities and Exchange Commission on July 17, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State of Incorporation)	(I.R.S. Employer Identification Number)

13737 Noel Road Dallas, Texas 75240 (469) 893-2200 (Address and telephone number of Registrant’s principal executive offices)

Agent for Service:	Copies to:
Gary Ruff SVP, General Counsel and Secretary Tenet Healthcare Corporation 13737 Noel Road Dallas, Texas 75240 Tel: (469) 893-2200	Steven B. Stokdyk, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 Tel: (213) 485-1234

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.05 per share(1)	(2)	(2)	(2)	(3)
Preferred Stock, par value $0.15 per share(1)	(2)	(2)	(2)	(3)
Debt Securities	(2)	(2)	(2)	(3)
Warrants	(2)	(2)	(2)	(3)
Purchase Contracts	(2)	(2)	(2)	(3)
Units	(2)	(2)	(2)	(3)

(1)	Includes rights to acquire common stock or preferred stock of the Registrant under any shareholder rights plan then in effect, if applicable, under the terms of any such plan.
(2)	An unspecified amount or aggregate initial offering price of securities of each class is being registered as may be offered from time to time at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(3)	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

Tenet Healthcare Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using an “automatic shelf” registration process. This means:

•

we may offer and sell common stock, preferred stock, debt securities, warrants, purchase contracts or units in any combination from time to time in one offering or multiple offerings (and the preferred stock, debt securities, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for common stock, preferred stock or other securities);

•	we will provide a prospectus supplement each time we offer and issue securities using this prospectus; and

•	the applicable prospectus supplement will provide specific information about the terms of the securities offered under it and also may add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks. We refer you to “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Our common stock trades on the New York Stock Exchange under the symbol “THC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended). By using a shelf registration statement, we may sell any amount and combination of the securities described in this prospectus in any combination from time to time in one offering or multiple offerings. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of the offering and the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, as well as any free writing prospectus or pricing supplement prepared by us or on our behalf, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation by Reference” and the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in the accompanying prospectus supplement or in any free writing prospectus or pricing supplement we file with the SEC, in addition to the information contained in the documents we refer to under the heading “Incorporation by Reference.” We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the respective date on its cover page. Our business, financial condition, results of operations, liquidity and prospects may have subsequently changed.

References in this prospectus to “Tenet,” “we,” “us” and “our” are to Tenet Healthcare Corporation, a Nevada corporation, and its consolidated subsidiaries unless the context otherwise requires.

THE COMPANY

Tenet Healthcare Corporation is an investor-owned health care services company whose subsidiaries and affiliates principally operate general hospitals and related health care facilities. All of Tenet’s operations are conducted through its subsidiaries. Additional information about the company can be found on our website at www.tenethealth.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus.

We were incorporated in the state of Nevada in 1975. Our principal executive offices are located at 13737 Noel Road, Dallas, Texas 75240, and our telephone number at that address is (469) 893-2200.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any such securities. If one or more of the events discussed in these risks factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical or present facts, that address activities, events, outcomes, business strategies and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements represent management’s current belief, based on currently available information, as to the outcome and timing of future events. They involve known and unknown risks, uncertainties and other factors—many of which we are unable to predict or control—that may cause our actual results, performance or achievements, or health care industry results, to be materially different from those expressed or implied by forward-looking statements. When considering forward-looking statements, a reader should keep in mind the risk factors and other cautionary statements included or incorporated by reference in this prospectus and the applicable prospectus supplement. These risks and uncertainties are discussed in detail in Item 1A – Risk Factors, Item 1 – Business, and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K and elsewhere in other reports we file with the SEC, which are incorporated by reference herein. You may obtain copies of these documents as described under “Where You Can Find More Information” below. Should one or more risks and uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and, therefore, disclaim any resulting liability for potentially related damages. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and preferred dividends for each of the periods indicated.

	Years Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
	(Dollars in Millions)
Income (loss) from continuing operations, before income taxes	$(1,487)	$(377)	$(1,106)	$(112)	$43	$(22)	$199
Less:
Equity in earnings of affiliates	12	10	6	20	13	3	1
Add:
Cash dividends received	5	4	4	3	3	1	—
Interest portion of rent expense	42	40	41	42	44	11	12
Interest expense	333	403	408	419	418	104	110
Amortization of capitalized interest	7	7	8	7	8	2	2

Earnings (loss), as adjusted	$(1,112)	$67	$(651)	$339	$503	$93	$322

Fixed charges

Interest expense	333	403	408	419	418	104	110
Capitalized interest	11	12	15	11	10	4	2
Interest portion of rent expense	42	40	41	42	44	11	12

Total fixed charges	$386	$455	$464	$472	$472	$119	$124

Ratio of earnings to fixed charges(1)	—	—	—	—	1.1x	—	2.6x

Ratio of earnings to combined fixed charges and preferred dividends(2)	—	—	—	—	1.1x	—	2.6x

Deficiency(3)	$1,498	$388	$1,115	$133	$—	$26	$—

(1)	As defined by Item 503(d) of Regulation S-K.
(2)	For the periods reflected in the table above, we had no preferred securities outstanding and thus paid no preferred dividends.
(3)	Deficiency represents the amount by which earnings were insufficient to cover fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in cash and cash equivalents or short-term investments.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings and in any combination, the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	purchase contracts to purchase common stock or preferred stock; and

•	units.

A general description of each of our common stock and preferred stock is provided below. A description of the specific terms of any preferred stock, debt securities, warrants, purchase contracts and units that may be offered under this prospectus will be set forth in the applicable prospectus supplement relating to those securities. The terms of the offering of the securities, the initial offering price and the net proceeds to us will also be contained in the applicable prospectus supplement and other offering materials, if any, relating to such offer. Such prospectus supplement may also add, update or change information contained in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Restated Bylaws, each of which is an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 1,050,000,000 shares of common stock, $0.05 par value, under our Amended and Restated Articles of Incorporation.

Article II of our Restated Bylaws provides that holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of common stock are not entitled to cumulative voting rights. Article VIII of our Amended and Restated Articles of Incorporation provides that the affirmative vote of a majority of the holders of all outstanding shares, voting together and not by class, shall be required to approve any merger or consolidation or the sale of substantially all of our assets.

Outstanding shares of common stock are not subject to redemption and are nonassessable. From time to time, the Board of Directors may declare, and Tenet may pay, dividends or other distributions on outstanding shares from funds legally available therefor, subject to any contractual restriction to which Tenet is then subject. In the event of a liquidation, dissolution or winding-up of our company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all debts and liabilities of our company and the liquidation preference of any outstanding preferred stock. The holders of common stock do not have any conversion or subscription rights, and their preemptive rights are limited as provided under Nevada law. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock that we may issue in the future.

Our common stock trades on the New York Stock Exchange under the symbol “THC.” Our transfer agent and registrar is The Bank of New York Mellon.

Preferred Stock

We are authorized to issue up to 2,500,000 shares of preferred stock, $0.15 par value, under our Amended and Restated Articles of Incorporation.

Preferred stock may be issued and reissued from time to time in one or more series. The Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including, without limitation, sinking fund provisions and the redemption price or prices), the liquidation preferences, and any other rights, preferences, privileges, attributes or other matters with respect to any wholly unissued series of preferred stock, including the authority (a) to determine the number of shares constituting any such series and the designation thereof, and (b) to increase the number of shares of any series at any time. In the event outstanding shares of any series of preferred stock are reacquired or are not issued, such shares may be designated or redesignated and altered, and issued or reissued by the Board of Directors. The Board of Directors also has such other authority with respect to shares of preferred stock that may be reserved to the Board of Directors by law.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	to or through one or more underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and any compensation they will receive from us, in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions or forward sale agreements on the securities with third parties. In such event, we may pledge the securities underlying such transactions to the counterparties under such agreements to secure our or their delivery obligations. The counterparties or third parties may also borrow securities from us or third parties and sell such securities in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver the securities to the counterparties that, in turn, the counterparties may deliver to us or third parties to close out the open borrowings of the securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and, with respect to matters of Nevada law, by Woodburn and Wedge, Reno, Nevada.

In connection with particular offerings of the securities in the future, certain legal matters with respect to those securities may be passed upon for us by Latham & Watkins LLP, our General Counsel, or such other counsel as may be specified in a prospectus supplement.

EXPERTS

The consolidated financial statements of Tenet Healthcare Corporation and subsidiaries as of and for the years ended December 31, 2008 and 2007 and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs relating to Tenet’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” effective January 1, 2007, and Tenet’s retrospective adjustment for the adoption of Financial Accounting Standards Board Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, upon the authority of said firm as an expert in accounting and auditing.

The consolidated statements of operations, other comprehensive income (loss), changes in equity and cash flows of Tenet Healthcare Corporation and subsidiaries for the year ended December 31, 2006 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing. Such report refers to a change in Tenet’s method of accounting for noncontrolling interests in 2009 retrospective to all years presented due to the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The documents we file electronically with the SEC, including the exhibits and schedules thereto, are available to you at the SEC’s web site at http://www.sec.gov. The documents we file with the SEC may also be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room mentioned above, as well as through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” certain information in this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede previously filed information and the information contained in this prospectus. Any statement contained in or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a document subsequently incorporated by reference into this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We incorporate by reference the documents listed below:

•

our Annual Report on Form 10-K for the year ended December 31, 2008 (except for Item 6, Item 7 and Item 8 of Part II thereof, which have been reclassified as set forth in our Current Report on Form 8-K filed with the SEC on May 13, 2009);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•

our Current Reports on Form 8-K filed with the SEC in 2009 on January 22 (dated January 21, 2009 and relating to Items 8.01 and 9.01, which report was subsequently updated by the Current Report on Form 8-K filed with the SEC on May 13, 2009, as described above), January 23, February 10, March 5, March 13, April 23, May 13, May 14, May 21 and June 16; and

•

all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus and until we sell all of the securities covered by the registration statement of which this prospectus is a part.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below:

Tenet Healthcare Corporation

13737 Noel Road

Dallas, Texas 75240

(469) 893-2200

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby:

SEC registration fee	$(1)
Fees and expenses of the trustee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Deferred in reliance on Rule 456(b) and Rule 457(r).
(2)	Cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Under Section 78.7502(1) of the Nevada Revised Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The Registrant’s Amended and Restated Articles of Incorporation provide that no director or officer of the Registrant shall be personally liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of the Section 300 of Chapter 78 of the Nevada Revised Statutes. The Amended and Restated Articles of Incorporation further provide that the liability of directors and officers of the Registrant shall be limited to the fullest extent authorized by Nevada law, as amended.

The Registrant’s Restated Bylaws, as well as individual indemnification agreements the Registrant has entered into with directors of the corporation:

•

provide for mandatory indemnification, to the fullest extent permitted by law, of any present or former director or officer of the Registrant or any of its affiliates or subsidiaries who has served as such a director or officer on or after the effective date of the Restated Bylaws (each, an indemnitee) for all expenses, liabilities, losses or other specified amounts resulting from a legal proceeding arising from any occurrence that takes place after the adoption of the Restated Bylaws and that relates to the fact that such indemnitee is or was a director or officer of the Registrant or any of its affiliates or subsidiaries or at the request of the Registrant served in one of several specified capacities with respect to another entity;

•	provide that the Registrant is not required to indemnify an indemnitee in connection with any legal proceeding initiated by the indemnitee except under certain specified circumstances;

•

require the advancement of expenses to an indemnitee upon receipt of an undertaking by the indemnitee to repay if it is ultimately determined that the indemnitee is not entitled to be indemnified by the Registrant;

•

provide that (1) when making a determination of whether an indemnitee is entitled to indemnification under the Restated Bylaws, there is a presumption that the indemnitee is entitled to indemnification and the Registrant has the burden of proof to overcome that presumption, and (2) that, in an indemnitee’s lawsuit to enforce his or her right to indemnification under the Restated Bylaws, the Registrant must prove with clear and convincing evidence that the indemnitee is not entitled to indemnification;

•

require the Registrant to indemnify an indemnitee for expenses (and, if requested by an indemnitee, to advance such expenses on such terms and conditions as the Board deems appropriate) that are incurred by an indemnitee in a lawsuit to enforce the indemnitee’s indemnification rights under the Restated Bylaws;

•	provide that rights to indemnification under the Restated Bylaws are non-exclusive, have certain survival rights and are deemed to be contractual rights; and

•

provide that the Registrant has the power to purchase insurance or make other financial arrangements on behalf of an indemnitee for any liability and any related expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to indemnification or advancement of expenses ordered by a court.

In addition, the Registrant has purchased insurance coverage to insure its directors and officers against certain liabilities that they may incur in their capacity as such.

See “Item 17. Undertakings” for a description of the SEC’s position regarding indemnification for Securities Act liabilities.

Item 16.	Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index following the signature pages and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 17, 2009.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Trevor Fetter, Biggs C. Porter and Daniel J. Cancelmi, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registrant statement on Form S-3, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Trevor Fetter	President, Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2009
Trevor Fetter

/s/ Biggs C. Porter	Chief Financial Officer (Principal Financial Officer)	July 17, 2009
Biggs C. Porter

/s/ Daniel J. Cancelmi	Senior Vice President and Controller (Principal Accounting Officer)	July 17, 2009
Daniel J. Cancelmi

/s/ John Ellis Bush	Director	July 17, 2009
John Ellis Bush

/s/ Brenda J. Gaines	Director	July 17, 2009
Brenda J. Gaines

/s/ Karen M. Garrison	Director	July 17, 2009
Karen M. Garrison

/s/ Edward A. Kangas	Director	July 17, 2009
Edward A. Kangas

/s/ J. Robert Kerrey	Director	July 17, 2009
J. Robert Kerrey

/s/ Floyd D. Loop, M.D.	Director	July 17, 2009
Floyd D. Loop, M.D.

/s/ Richard R. Pettingill	Director	July 17, 2009
Richard R. Pettingill

/s/ James A. Unruh	Director	July 17, 2009
James A. Unruh

/s/ J. McDonald Williams	Director	July 17, 2009
J. McDonald Williams

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended and restated May 8, 2008 (Incorporated by reference to Exhibit 3(a) to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 5, 2008)

4.2	Restated Bylaws of the Registrant, as amended and restated effective January 12, 2009 (Incorporated by reference to Exhibit 3(a) to Registrant’s Current Report on Form 8-K, dated January 21, 2009 and filed January 23, 2009)

4.3	Indenture, dated as of November 6, 2001, between the Registrant and The Bank of New York, as Trustee (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001)

4.4**	Form of Common Stock Certificate

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Certificate of Designation of Preferred Stock

4.7*	Form of Note

4.8*	Form of Purchase Contract

4.9*	Form of Unit Agreement and Certificate

5.1**	Opinion of Woodburn and Wedge

5.2**	Opinion of Latham & Watkins LLP

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends (Included on page 2 of the prospectus that forms a part of the registration statement)

23.1**	Consent of Woodburn and Wedge (Included in Exhibit 5.1)

23.2**	Consent of Latham & Watkins LLP (Included in Exhibit 5.2)

23.3**	Consent of Deloitte & Touche LLP

23.4**	Consent of KPMG LLP

24.1**	Power of Attorney (Included on page II-5 of the registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.